Debt Investor Presentation First Quarter 2009 SLM Corporation

2 Forward Looking Statements This Presentation contains forward-looking statements and information based on management's current expectations as of the date of this presentation. Statements that are not historical facts, including, financial projections, statements about our beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to our ability to cost-effectively refinance asset-backed financing facilities due April 2010, (collectively, the "2008 Asset-Backed Financing Facilities"), including any potential foreclosure on the student loans under those facilities following their termination; increased financing costs; limited liquidity; any adverse outcomes in any significant litigation to which we are a party; our derivative counterparties terminating their positions with the Company if permitted by their contracts and the Company substantially incurring additional costs to replace any terminated positions; changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws, such as any laws enacted to implement the Administration's 2010 budget proposals as they relate to the Federal Family Education Loan Program ("FFELP") and regulations and from the implementation of applicable laws and regulations) which, among other things, may change the volume, average term and yields on student loans under the FFELP, may result in loans being originated or refinanced under non-FFELP programs, or may affect the terms upon which banks and others agree to sell FFELP loans to the Company. The Company could be affected by: various liquidity programs being implemented by the federal government; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition and performance of our Managed FFELP and Private Education Loan portfolios; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments, and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in general economic conditions; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company's expectations. "Core Earnings" Performance Measures - The following presentation includes "Core Earnings" performance measures. A presentation of the most comparable GAAP financial measures and a reconciliation of the "Core Earnings" performance measures to the most directly comparable GAAP financial measures are included in the our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, which are available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). U.S. Government Guaranteed Student Loans - The following presentation contains references to U.S. Government guaranteed student loans. All such references are to loans made in compliance with the Federal Family Education Loan Program ("FFELP"), under Title IV of the Higher Education Act, to finance educational costs. As more fully described in our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, available on our website at (http:// www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo) and on the SEC's website (http://www.sec.gov), the federal guarantee of FFELP loans is conditioned on loans being originated, disbursed and serviced in accordance with U.S. Department of Education regulations. In addition, unless a loan default results from the borrower's death, disability or bankruptcy, the federal government guarantees no less than 97 percent of the principal balance plus accrued interest and the holder of the loan generally must absorb the two percent (three percent after July 1, 2006) not guaranteed as a loss on the loan ("Risk Sharing"). FFELP loans serviced by a servicer that has an Exceptional Performer designation from the U.S. Department of Education are not subject to Risk Sharing and receive 100% reimbursement on default claims (99 percent reimbursement on default claims filed after July 1, 2006). Additional Information - The following presentation contains certain information about the Company that management believes is important to investors, but should be read in conjunction with other material information about the Company, including, but not limited to, the operational, funding, interest rate, political and regulatory, liquidity and credit risks that the Company faces. For a discussion of the risks described above as well as additional information about the Company you should refer to our most recent quarterly earnings release, quarterly report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). For a discussion of the specific characteristics of any specific security, you should refer to the pricing supplement, prospectus supplement and/or prospectus applicable to that security.

3 SLM Corporation Overview

4 SLM Corporation #1 originator of student loans in the U.S. education lending market #1 servicer and collector of students loans in the U.S. currently servicing $184 billion in assets including $9 billion for third parties Fully independent private sector company with scale and a broad franchise, traded on the NYSE $185 billion managed student loan portfolio, 81% of which is U.S. government guaranteed(1) At quarter end, 83% of managed student loans were funded with term liabilities, 72% funded for the life of the loan 11% funded with fixed spread liabilities with an average life of 4.4 years (1) As of March 31, 2009 (1) As of March 31, 2009

Life-stage Customer Strategy Life-stage Customer Strategy Life-stage Customer Strategy Early awareness and saving School selection, understanding ways to pay with Education Investment Planner Complete 1-2-3 financing solutions for schools and families Life-of-loan guidance and products to encourage responsible repayment Sallie Mae offers an unmatched, integrated suite of saving, planning, paying and repaying for college products and services Traditional SLM loan products 5

6 SLM Corporation Update Managed student loans outstanding increased to $185 billion in Q1, up 2.7% from year-end 2008 Originated a record $6.6 billion of FFELP loans in Q1, a 10% increase over prior year Private Credit originations decline 40% in Q1 2009 to $1.5 billion from the prior year due to a more conservative underwriting and funding position "Core Earnings" net income was $13.9 million prior to preferred dividends, impacted by the CP/Libor dislocation, lagging liability costs from the DOE participation program and an impairment in the mortgage purchased paper portfolio Student loan legislation, ECASLA, passed by Congress in May 2008 DOE Loan Purchase Commitment Program At 3/31/09, $13.5 billion of loans funded under this program DOE Conduit - Straight A Funding Program launched May 11, 2009 SLM allocation of $750 million in initial issuance Operating expenses declined 18% to $296 million in Q1 from prior year Upromise manages $16.9 billion in 529 college savings plans with 10 million members enrolled in the member rewards programs.

A Brief Corporate History

SLM Corporate Debt Ratings	Moody's	S&P	Fitch
Long-Term	Ba1	BBB-	BBB
Short-Term	Not Pr	A-3	F3
Outlook	Neg	Neg	Watch

Date as of 05/19/09

Managed Loan Portfolio		
Loan Type	$B	%
FFELP Loans	$150.9	81%
Private Education	34.4	19%
Total Portfolio	$185.3	100%

Date as of 03/31/09

- **1965** — Congress creates the Guaranteed Student Loan Program (1)
- **1972** — Congress establishes, as a GSE, the Student Loan Marketing Association or "Sallie Mae"
- **1996** — Privatization of Sallie Mae approved by Congress, SLM Corporation holding company created
- **2004** — GSE dissolved… SLM Corporation becomes a fully independent, private sector corporation
- **2007** — SLM. Corporation proposed transaction with J.C. Flowers
- **2008** — Challenging economy; Government support of FFELP
- **2009** — Obama Administration seeks to restructure Student Lending Programs

(1) Currently known as the Federal Family Education Loan Program (FFELP).

7

SallieMae®
Champions for Higher Education.℠

8 What Makes SLM Corporation Unique Credit Risk 81% of managed student loans carry an explicit U.S. government guarantee of at least 97% Managed student loan losses were 0.49% in Q1 2009 Interest Rate and Economic Cycles Interest rate sensitivities of floating rate assets closely matched with floating rate liabilities Continue to seek solution for CP/Libor dislocation FFELP and Private Credit student loans are non-dischargeable in Bankruptcy Risk-Adjusted Capitalization Tangible equity covered loan losses by 4x for Q1 2009 Average allowance was 2.3x Private Credit charge-offs for Q1 2009 2009 Funding Activity * Issued $5.1 billion in term FFELP ABS Issued $4.1 billion in term Private Credit ABS Funded $15.7 billion in ED Participation Program Increased brokered deposits at Sallie Mae Bank to $3.5 billion to finance new Private Credit lending .. * Through 5/12/09

9 Q109 "Core Earnings" Summary

10 Fee Income & Other Income Contingency Inventory of $11.0 Billion Collecting on behalf of the Dept of Education for close to ten years Upromise - largest private source of 529 plans Guarantor Servicing for student loans APG is re-focused on student loan contingency and collections 2009 Q1 Fee & Other Revenue $303 Million* * Does not include net losses from Collections-Mortgage of $65 million ** Other includes gains from debt repurchases of $64 million

11 Lending Segment Earnings Detail "Core Earnings" basis before 2008 Asset-Backed Financing Facilities Fees

Dept. of Education / Government Programs Kennedy-Miller Legislation - Signed by President 05/07/08 ECASLA - Broad authority to purchase loans from 10/01/03 - 07/01/09 ECASLA Extension - Signed by President 10/07/08 Extended purchase authority for 2009 - 2010 Academic Year Loan Purchase Commitment Program - 5/21/08 Eligible collateral - certain 2008 - 2009 FFELP loans Funded at CP +50 bps Par put + $75/per loan fee and origination fee rebate Program replicated to cover 2009 - 2010 originations 11/08/08 ED Additional Loan Purchase Actions -11/20/08 Program term 12/08 - 1/09, eligible collateral - certain 2007 - 2008 FFELP loans Purchase price of 97 - servicing released - program total of $6.5 B Conduit Program Launched - Announced 11/08/08, Structured 1/19/09, Launched 5/11/09 Collateral originated 10/03 - 9/09 eligible Program term - 5yr and size unlimited Liquidity provided by the Federal Financing Bank (a division of Treasury) TALF - NY Fed and Treasury to provide consumer ABS support Eligible collateral - AAA rated Card, Auto, Small Business and Student Loan securities Includes Consolidation and Private Credit student loans originated post 5/1/07 Fed to provide funding, rates and haircuts to be determined Program Term - 1 year (unless extended) with 3 - 5 yrs of financing 12

Federal Student Loan Policy Alternatives President's Budget Proposal Convert all federal student loans to federal funding by July 2010 Use savings to substantially increase Pell Grants Use private sector firms to originate and service 13

Federal Student Loan Market Outstanding Government Student Loan Market Distribution 2/28/09 Top 10 Holders of FFELP Loans FFYE 9/30/08 Lender Name $ Outstanding (in Billions) Ranking Sallie Mae $141 1 Citibank /Student Loan Corp 31 2 NELNET 26 3 Wells Fargo 14 4 Brazos Group 14 5 Wachovia 12 6 PA Higher Ed Asst Auth (PHEAA) 12 7 JPMorgan Chase Bank 12 8 Student Loan Xpress 11 9 College Loan Corp 10 10 Source Department of Education 14

Office of the Chief Executive Officer 15 Al Lord , Chief Executive Officer Jack Hewes , Sr .. EVP & Chief Lending Officer Jim Truitt , SVP Chief Compliance Officer David West , SVP Chief Credit Officer Jack Remondi , Vice Chair & Chief Financial Officer Joe DePaulo, EVP & Chief Marketing Officer Kara West , VP Risk Assessment Mark Heleen , EVP & General Counsel

16 The U.S. Student Loan Market

17 Higher Education Enrollment (millions) Source: National Center for Education Statistics Note: Total enrollment in all degree-granting institutions; middle alternative projections for 2007 onward Annual Cost of Education ($ thousands) Source: College Board Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment- weighted Public CAGR: 6.8% Private CAGR: 5.1% Source: President's 2008 Budget. Gross commitments by fiscal year Note: Excludes consolidation volume Federal Student Loan Origination Volume ($bn) '01-'07 CAGR: 11.4% '07-'13 CAGR: 6.5% Enrollment Growth + Rising Tuitions + Education Value = Increasing Loan Demand Favorable Student Loan Market Trends Relationship Between Higher Education, Income and Employment Source: U.S. Census Bureau, Current Population Survey. Unemployment data as of 2006. Average annual income figures for 2005. Represents average earnings for a full time, year-round worker over age 25 Unemployment Average annual income

Recessions Have Smaller Impact On College Grads 18 Source: U.S. Department of Labor, Bureau of Labor Statistics

19 The Federal Family Education Loan Program or "FFELP" Provides lenders an explicit U.S. government guarantee of at least 97% and a fixed yield on student loans made pursuant to the FFELP program Loan pricing, terms and maximum borrowing limits set by Congress Available to undergraduate students, graduate students and their parents Fixed rate loans, with 10 to 30+ year maturities and payments typically deferred until after graduation Borrower outstanding balances typically range from $5,000 to $25,000, although balances exceed $100,000 for graduate students

20 Growth in Federal Student Loan Originations In 2008, more borrowers took out more FFELP loans with higher loan balances than ever before Total federal student loan originations, including both FFELP and FDLP loans, increased by 9% in 2008, following a 15% increase in 2007 (1) The U.S. Department of Education is projecting 5% average annual growth in federal student loan volume through 2009, without consideration for pending increases in FFELP loan limits (1) Source: U.S. Department of Education. Based on net commitments, fiscal year ended September 30. Includes both FFELP and FDLP loans. Stable, Long-Term Growth -

21 FFELP Student Loan Market Share *Notes: Sallie Mae includes all Preferred Channel volume Wells Fargo includes Wachovia volumes Bank of America includes Fleet and LaSalle Bank volumes JP Morgan Chase includes Bank One volumes PNC Bank includes National City Bank volumes Source: http://www.fp.ed.gov

22 FFELP Loan Originations Sallie Mae FFELP originations increased 61% representing 87% of total FFELP originations Originated $1 Billion of loans for third party servicing clients in the quarter

23 The Private Education Loan Market Consumer loans made to students and parents specifically to fund the cost of undergraduate, graduate and other forms of post-secondary education Typically used to bridge the funding gap between grants, aid and FFELP loans, and the increasing cost of higher education Supplement U.S. Government guaranteed student loans, but not guaranteed by the U.S. Government Typically offered with floating interest rates, with loan margins set based on the credit quality of the borrower Generally 5 to 15 years in maturity, with terms similar to those offered under the guaranteed student loan program Private Education Loans

24 SLM's Private Education Loan Portfolio $37 billion of managed outstandings at Q1 2009 20% of SLM's managed student loan portfolio Risk-based pricing Approximately 55% of portfolio has a co-borrower, typically a parent Higher education loans typically non-dischargeable in bankruptcy Integrated underwriting, servicing and collections (1) All figures as of March 31, 2009. Private Education Loan Portfolio Characteristics(1)

25 SLM's New Private Education Loan Product Launched 3/23/09 Eliminates negative amortization during the school and grace period while reducing the average life from 9.5 years to 5 years Strategies to achieve a 90% cosigned rate have been deployed Repayment term is driven by cumulative amount borrowed and grade level Requires interest only payment on new loans for student and cosigned loans with open option to pay P&I Eliminates capitalization of interest effect Full communication with borrower during in school period Full collection activities employed Significant overall reduction in total interest expense Develops habit and responsibility of payment Limits propensity to accumulate additional debt given in-school payment requirement Smart Option Product

26 Private Education Loan Market Demand Private education loans help bridge the gap between funding available through government- sponsored programs and the rapidly increasing cost of education Cost of College AY 2008-2009 Based on a Four-Year Term FFELP Limit $31,000 Cost of attendance gap FFELP Limit $31,000 Source: College Board, Trends in College Pricing, 2008. Cost of College AY 1998-1999 Based on a Four-Year Term Cost of attendance gap

27 Private Credit Originations * Source: College Board, Trends in Higher Education Series (2007), 2008 industry data estimated by SLM *

28 Credit Quality

29 Loan Losses + = Private Education Loans 19% U.S. Government Guaranteed Loans 81% Charge-Offs (1) = 0.06% Charge-Offs (1) = 2.29% Total Charge-Offs (1) = 0.49% (1) Managed FFELP charge-offs as a percentage of average managed FFELP assets. Managed Private Education Loan charge-offs as a percentage of average managed Private Education Loan assets. Total charge-offs as a percentage of average managed FFELP and Private Education Loan assets. Managed Private Education Loan charge-offs represented 4.0% of managed Private Education Loans in repayment for the quarter ended March 31, 2009, annualized . Total Managed Student Loan Portfolio

FFELP Education Loan Portfolio 30 "Core Earnings" FFELP Loan Spread vs. Charge-Offs (1) "Core Earnings" FFELP Loan spread, before provision. Annualized charge-offs as a percentage of average Managed FFELP Loans in repayment.

Private Education Loan Portfolio 31 "Core Earnings" Private Education Loan Spread vs. Charge-Offs(1) (1) "Core Earnings" Private Education Loan spread, before provision. Annualized charge-offs as a percentage of average Managed Private Education Loans in repayment.

32 SLM Private Credit Default Emergence Profile - Payments Made

Charge-offs driven by Non-Traditional loans Non-Traditional loans represent less than 14% of the Private Education Loan portfolio Higher quality loans entering repayment in 2009 and 2010 Charge-off Trends - Mix of Traditional vs. Non-Traditional 33

34 Private Education Loan Portfolio Performance

Portfolio Quality Improving Non-Traditional charge-off rate is 7x to 8x greater than Traditional 74% of Q109 loan originations had co-borrowers, up from 56% in Q108. Non-cosigned loans charge off at more than twice the rate of cosigned loans Amounts shown above represent the dollar amount of loans that will enter repayment 35

Private Education Loan Portfolio Performance 36

37 Servicing: A Competitive Advantage

38 SLM's Competitive Advantage Vertically Integrated Origination/ Servicing/Collections Strong National and Regional Brands State-of-the-Art Loan Delivery Platform Largest and Most Experienced Sales Team Breadth of Products and Services $185B of managed loans 10 million customers Economies of Scale Singular Focus and Scale SLM has a distinct competitive advantage in all facets of the education loan market. Note: Figures as March 31, 2009.

Loan Originations Servicing Collections Underwriting Mt. Laurel, NJ Lynn Haven, FL Newark, DE Salt Lake City, UT Loan Acquisitions, Consolidations, and Post- Disbursement Processing Fishers, IN FFELP Due Diligence Fishers, IN Wilkes-Barre, PA Baguio, Philippines Pune, India Application Processing and Loan Disbursement Lynn Haven, FL Wilkes-Barre, PA Bangalore, India Document Capture, Payment Processing, Forms Enrollment Updates, & Claims Filing Wilkes-Barre, PA Bangalore & Pune, India Baguio, Philippines Private Education Loan Collections Newark, DE Fishers, IN Muncie, IN Las Vegas, NV Niles, IL Loan Originations Call Centers Lynn Haven, FL Killeen, TX Wilkes-Barre, PA Baguio, Philippines Borrower Call Centers Newark, DE Fishers, IN Killeen, TX Bangalore & Pune, India Baguio, Philippines Operations Overview 39

Operations Locations Operations Locations Killeen, TX Fishers & Muncie, IN Lynn Haven, FL Wilkes-Barre, PA Mt. Laurel, NJ Newark, DE 40 Salt Lake City, UT

41 Funding Diversity and Liquidity

42 Capital Markets Developments Completed $5.1 billion FFELP ABS in April Non-DOE conduit eligible collateral Non-TALF eligible collateral Reduced and extended ABCP program Term Extension of 1 year for $22 billion FFELP facility Terminated and paid in full Private Credit facility Extended $1.5 billion FFELP facility for 60 days Completed $2.6 billion Private Credit ABS in May TALF Eligible transaction Unique callable structure Multiple investors participated DOE Straight A Funding conduit launched Program Launched on May 11, 2009 SLM allocated $3.6 billion in initial 2 fundings

Transaction: SLT 2009-I SLT 2009-1 SLT 2009-2 SLT 2009-B Issuance Size: $1.027 B $2.179 B $1.845 B $2.593 Registration Type: Private Public Public 144A Indicative Pricing: L+280 L+225 L+225 L+600/ L+366 to call 43 Outline of Recent ABS Transactions April and May Transactions

44 Liquidity Position Update Includes $911 million, $1.6 billion and $2.2 billion at 3/31/09, 12/31/08, and 3/31/08 respectively of cash collateral pledged by derivative counterparties and held by the company in Unrestricted Cash At both March 31, 2009 and December 31, 2008, excludes commitments of $308 million, from Lehman Brothers Bank, FSB, a subsidiary of Lehman Brothers Holdings, Inc. which declared bankruptcy on September 15, 2008. Numbers may not add due to rounding

45 Liquidity Position Detail Includes $64 million due from The Reserve Primary Fund Includes $911 million of cash collateral pledged by derivative counterparties and held by the Company in Unrestricted cash SLM has $5.5 bn in unsecured revolving credit facilities. The Company has never drawn on these facilities. The facilities include a $1.5 bn revolving credit facility maturing in October 2009, $2.0 bn maturing in Oct. 2010 and $2.0 bn maturing in Oct. 2011.

46 Funding Sources Employ conservative long-term funding model * Term Funded includes 7% or $13.6 Billion of advances outstanding under the ED Purchase and Participation Program

Funding Distribution 47 At March 31, 2009, total managed debt borrowings was $197 billion.

48 SLM has issued $178 billion of long-term, corporate debt and asset-backed securities since 2004, across a broad range of maturities New Issuance Volume 2004 2005 2006 2007 2008 2009Q1 Corporate Debt Issuance $15B $10B $12B $1.6B $2.5B $0.0B Term ABS Issuance (1) $30B $27B $34B $26B $19B $1.5B Total Term Debt Issuance $45B $37B $45B $28B $21B $1.5B ED Funding $7.4 $6.1 ABS Tranches 66 75 89 57 40 4 Range of Maturities in Years 1 - 30 1 - 30 1 - 30 1 - 30 1 - 30 1 - 13 Ave Life to Call in Years 5.8 6.5 7.2 7.2 5.1 7.5 Ave Cost of Funds vs. US$ LIBOR(2) +25 bp +18 bp +19 bp +20bp +158bp +575bp (1) Excludes short-term issuance under SLM's asset-backed commercial paper programs. (2) Swapped equivalent spread, including amortized issuance costs. Includes SLM corporate debt and term asset-backed securities. Note: Totals may not add due to rounding. SLM Corporate Debt and ABS Issuance

49 SLM ABS Issuance Volume 2005 2006 2007 2008 2009Q1 Non-Consolidation FFELP ABS $6.6 $5.1 $9.1 $18.5 $0.0 Consolidation FFELP ABS 17.1 22.9 15.0 0.0 0.0 Private Credit ABS 3.4 5.7 2.2 0.0 1.5 Total ABS Issuance $27.0 $33.7 $26.3 $18.5 $1.5 SLM ABS Term Issuance Volume ($ billions) (1) (1) Excludes outstandings under SLM's asset-backed commercial paper program. Totals may not add due to rounding.

50 SLM Corporate Debt Issuance Volume Issuance Type 2004 2005 2006 2007 2008 2009Q1 US$ Global & Medium Term Notes $6.4 $4.5 $5.8 $1.4 $2.5 $0.0 Foreign Currency Denominated(1) 4.2 4.0 3.9 0.2 0.0 0.0 Extendible Notes 2.5 1.0 1.5 0.0 0.0 0.0 Retail Note Program 1.8 0.8 0.5 0.0 0.0 0.0 Total Corporate Debt Issuance $ 14.8 $10.3 $ 11.7 $1.6 $2.5 $0.0 SLM Corporate Term Debt Issuance Volume ($ billions) US$ equivalent at the time of issuance. Q1 2009 Debt Repurchase Overview Repurchased $144 million face value of debt generating $64 million in accounting gains

51 Sources of Free Cash Flow Securitization Trusts generate free cash flow through servicing fees and the residual Student loan repayments are consistent and predictable Other sources of free cash flow include net income, floor income and other cash payments

52 Sallie Mae Bank Bank charter Utah based ILC regulated by FDIC and Utah Department of Financial Institutions (UDFI) Charter granted October 2005 Current bank activity Originates Sallie Mae's private education loans Funded through affiliate and brokered deposits 30.2% Total Risk-based Capital at March 31, 2009 Deposit taking activities Total deposits increased by 45% in Q1 2009 Deposits totaled $3.7 billion at 3/31/09 $ 3.3 billion Brokered Deposits $433 million Affiliate Deposits Brokered Deposit portfolio has a weighted average maturity of 24.9 months

Sallie Mae Bank Brokered Deposits 53 Deposits in Millions Avg. Remaining Life in months As of 3/31/09

54 Sallie Mae Bank - Deposits Bank Deposits ($ millions) Bank Deposits ($ millions) Bank Deposits ($ millions) Bank Deposits ($ millions) Bank Deposits ($ millions) Dec 07 Sep 08 Dec 08 Mar 09 Brokered Deposits $254 $744 $2,256 $3,281 Other Deposits* $431 $491 $458 $433 Total Deposits $685 $1,235 $2,714 $3,714 *primarily affiliate demand deposit accounts with no stated maturities

55 Sallie Mae Bank - Capital Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Ratio Dec 07 Mar 08 Jun 08 Sep 08 Dec 08 Mar 09 Tier 1 Leverage 23.2% 18.6% 17.3% 16.7% 40.7% 24.5% Tier 1 Risk Based 24.6% 18.9% 20.0% 17.9% 45.9% 29.6% Total Risk Based 24.6% 18.9% 20.0% 17.9% 46.3% 30.2%

56 Unsecured Debt Maturities Note: Does not include SLM Bank or Subsidiary funding Repurchased $144 million of debt in Q109 Remaining unsecured debt maturities in 2009 total $3.8 billion

57 Risk-Adjusted Capitalization

58 Capitalization 2006 2007 2008 2009 Q1 Tangible Equity/Managed Assets(1) 1.8% 2.0% 1.8% 1.8% Tangible Equity/Charge-Offs(2) 18x 9X 7x 4x SLM Corp (1) GAAP tangible stockholders' equity as a percentage of total managed assets. Average GAAP tangible equity including preferred stock to charge-offs. SLM charge-offs based on total managed loans, annualized.

59 Capital Allocation 0.50% 8.00% ~2.0% of Managed Assets Total Managed Assets = SLM allocates capital internally based on the risk of the assets it supports SLM Corp + Assets Capital Allocation As of March 31, 2009 0% - 25% Cash, Investments, Other Assets & Intangibles 10% of Total Managed Assets Private Education Loans 17% of Total Managed Assets + Government Guaranteed Loan Assets 73% of Total Managed Assets Based on Risk

SLM Corporation FFELP Appendix 2008 Investor Presentation

61 SLM FFELP ABS Issue Characteristics Historical issue size of $1.0B to $5.0(+)B Tranches denominated in US$ or Euros 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Amortizing tranches, with 1 to 15(+) year average lives Serviced by Sallie Mae, Inc. (1) Principal and accrued interest on underlying FFELP loan collateral carry a guarantee of either 98% or 97%. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education. Typical SLM FFELP ABS Transaction Features Unique Characteristics of FFELP Loan ABS Explicit U.S. government guarantee of underlying collateral insulates bondholders from virtually any loss of principal (1) Formerly a 20% risk-weighted asset, now a <10% risk-weighted under Basel II's IRB methodology Offer significantly higher spreads than government agency securities with comparable risk profiles Short (1-3 yrs), intermediate (3-7 yrs), long (7-10 yrs) and very long (10-15+ years) term tranches available at new issue and in secondary

62 SLM Stafford/PLUS ABS Trusts Prepayment Analysis Historical SLM Stafford/PLUS ABS CPRs Annualized CPRs for SLM Stafford/PLUS ABS Trusts have decreased significantly as incentives for borrowers to consolidate have declined * Average CPR is the simple (non-weighted) average of four Quarterly CPR calculations for years ended March 31. Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

63 SLM Consolidation ABS Trusts Prepayment Analysis Historical Consolidation ABS CPRs CPRs for SLM Consolidation ABS Trusts have declined significantly following legislation that prevented in-school and re-consolidation of borrowers' loans * Average CPR is the simple (non-weighted) average of four Quarterly CPR calculations for years ended March 31. Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

SLM Corporation Private Credit Appendix 2008 Investor Presentation

65 65 65 Private Loan Performance (Traditional vs. Non-Traditional) Reserve coverage of annualized charge-offs totaled 2.4x and 2.3x for Traditional and Non-Traditional loans respectively for Q1 2009. 3/31/2009 12/31/2008 9/30/2008 6/30/2008 3/31/2008 12/31/2007 Traditional (QTD) (QTD) (QTD) (QTD) (QTD) (YTD) Loans Outstanding $32,137 $31,101 $30,177 $28,452 $27,576 $25,848 Loans in Repay $17,765 $17,715 $14,605 $14,433 $12,683 $12,711 % with a Co-Borrower 59.4% 59.0% 58.6% 57.7% 57.6% 57.1% 90 Days Delinq as a % of Repay 4.3% 2.6% 2.3% 1.6% 1.8% 1.7% Forb as a % of Repay & Forb 6.3% 6.7% 11.0% 12.0% 15.5% 12.8% Annualized C/O's as a % of Repay 2.2% 1.7% 1.4% 1.4% 1.1% 1.2% 3/31/2009 12/31/2008 9/30/2008 6/30/2008 3/31/2008 12/31/2007 Non-Traditional (QTD) (QTD) (QTD) (QTD) (QTD) (YTD) Loans Outstanding $5,096 $5,107 $5,092 $4,987 $4,913 $4,669 Loans in Repay $2,991 $2,997 $2,641 $2,451 $2,187 $2,155 % with a Co-Borrower 26.4% 26.4% 26.2% 26.3% 25.8% 25.4% 90 Days Delinq as a % of Repay 19.1% 12.7% 11.9% 9.8% 10.7% 11.1% Forb as a % of Repay & Forb 8.5% 9.0% 14.4% 18.5% 21.4% 19.4% Annualized C/O's as a % of Repay 14.5% 12.3% 10.0% 11.5% 10.3% 9.5%

66 Private Education Loan Portfolio Performance (1) Net charge-offs as a percentage of average loans in repayment annualized for the quarters presented

67 Rating Actions on SLM Private Credit Student Loan ABS There have been a number of upgrades and no downgrades to Sallie Mae's Private Credit ABS since the program's inception in 2002 Moody's(1) - March 2007 S&P - July 2008 Fitch - September 2007 On September 17, 2008, as a result of Lehman's bankruptcy and rating downgrade, Moody's placed all of the tranches from the SLM Student Loan Trust 2004-1 transaction on review for possible downgrade. Lehman Brothers Special Financing Inc. acted as interest rate swap provider for the class A-6 reset rate notes. The Lehman interest rate swap expires in January 2009 and is fully cash collateralized.

68 Private Credit Loan Collections Sallie Mae services and collects the loans in its Private Credit ABS Trusts Private credit collections are conducted by a stand-alone consumer credit collections unit, not the company's FFELP collections operations Managed by individuals with prior experience managing collections operations for consumer loan assets Over the past 18 months, private credit collections resources have been significantly increased and collections technology and practices enhanced Multi-variable analysis has enabled prioritization of collection efforts on higher risk borrowers Forbearance policies have been enhanced to reduce reliance on the tool, while still meeting the customer need during an economic downturn Additional workout and settlement programs have been introduced to help customers avoid default Collection workstation, dialer capabilities, and internet utilities have all been enhanced with more effective technology solutions

69 Forbearance A collections tool used to provide borrowers time to improve their ability to repay Between graduation and start of first job Economic hardship Provides borrower with time to obtain employment and income to support their obligations Applied most frequently in the first two years of repayment Granted for three month intervals, up to a maximum of 24 months Majority of loans are in forbearance for less than 12 months Placing a loan in forbearance suspends payments, with interest capitalized to the loan balance

70 SLM Private Credit Delinquency and Forbearance Seasoning Trends Delinquency and forbearance are highest when loans enter repayment, and diminish as loans season As the trust loans season, delinquency and forbearance are expected to decline Note: Based on historical data through March 31, 2009

71 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 Defaults Per Repayment Year 0.017 0.122 0.236 0.177 0.14 0.088 0.069 0.039 0.028 0.023 0.017 0.014 0.012 0.01 0.009 Cumulative Default 0.017 0.139 0.375 0.552 0.691 0.78 0.848 0.887 0.915 0.938 0.955 0.969 0.981 0.991 1 SLM Private Credit Default Emergence Profile Defaults in SLM Private Credit ABS Trusts increase as loans first enter repayment, then diminish steadily over time Based on assumptions in effect as of Nov 30, 2008

72 SLM Private Credit Gross Defaults: Actual-To-Date vs. Current Lifetime Expectations 2002-A 2003-A 2003-B 2003-C 2004-A 2004-B 2005-A 2005-B 2006-A 2006-B 2006-C 2007-A Charge-off - 212+ days delinquent (1) 0.047624047 0.045446394 0.044484232 0.048131588 0.05053984 0.033051944 0.037518725 0.021139372 0.015189253 0.018160696 0.020365893 0.007616782 Bankruptcy or death - now current or paid off (2) 0.003137587 0.002722509 0.002520922 0.002720319 0.003592238 0.002687406 0.002385439 0.001798328 0.001599668 0.001712324 0.001679774 0.001001523 Bankruptcy or death - other (3) 0.005191633 0.005675436 0.006287132 0.006235201 0.007474342 0.005692009 0.006217152 0.005120509 0.004290578 0.005122792 0.006102634 0.004780941 0.055953267 0.053844339 0.053292286 0.057087108 0.06160642 0.04143136 0.046121316 0.0281 0.021079499 0.025 0.0281 0.013399245 Current Lifetime Expected Loss (4) 0.061 0.067 0.074 0.077 0.085 0.081 0.098 0.086 0.087 0.094 0.117 0.099 For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option. Charge-offs per the servicer's portfolio definition which is generally 212+ days delinquent. Includes loans for which a borrower has filed bankruptcy which have subsequently become 212+ days delinquent. Charge-offs due to a borrower's bankruptcy filing for which the loan is now current or paid off. Charge-offs due to a borrower's bankruptcy filing or death for which the loan is not current or paid off but has not become 212+ days delinquent. These loans are in various statuses including: bankruptcy stay, deferment, forbearance or delinquency. Projections based on assumptions in effect as of Nov 30, 2008. Actuals based on historical data thru February 28, 2009.

73 SLM Private Credit Gross Defaults: Current Lifetime Expectations vs. Constraining Rating Agency Stress Levels at Issuance 2002-A 2003-A 2003-B 2003-C 2004-A 2004-B 2005-A 2005-B 2006-A 2006-B 2006-C 2007-A Current Lifetime Gross Current Loss Expectation (1) 0.061 0.067 0.074 0.077 0.085 0.081 0.098 0.086 0.087 0.094 0.117 0.099 Single A (Constraining Level) 0.2165 0.2042 0.1918 0.1995 0.1991 0.2012 0.2156 0.2089 0.2203 0.1935 0.242 0.2467 AAA (Constraining Level) 0.2598 0.2536 0.2638 0.2721 0.2711 0.2774 0.294 0.2767 0.276 0.2564 0.3383 0.3664 Based on assumptions in effect as of Nov 30, 2008 Charge-offs per the servicer's portfolio definition which is generally 212+ days delinquent. Includes loans for which a borrower has filed bankruptcy which have subsequently become 212+ days delinquent.

74 SLM Private Credit ABS Trusts: Forbearance 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 2002 0.1311 0.1668 0.17 0.1563 0.1482 0.1361 0.1502 0.1308 0.0984 0.0756 0.0774 0.0794 0.0977 0.0882 0.0748 0.0799 0.0662 0.0522 0.0628 0.0635 0.0678 0.068 0.0555 0.0497 0.0276 0.0235 2003 0.1089 0.1051 0.1078 0.1409 0.1431 0.1517 0.096 0.1004 0.0914 0.1078 0.1227 0.1265 0.1121 0.1202 0.1006 0.0986 0.1019 0.1121 0.1134 0.1194 0.0989 0.09 0.0514 0.0428 2004 0.1487 0.1678 0.0978 0.1123 0.1036 0.1233 0.1348 0.1437 0.1252 0.1358 0.1147 0.1213 0.126 0.1336 0.1318 0.1461 0.1176 0.1109 0.0611 0.051 2005 0.113 0.144 0.1388 0.1852 0.1627 0.1798 0.143 0.1646 0.1653 0.184 0.1721 0.2079 0.1641 0.1553 0.0845 0.0716 2006 0.1477 0.1576 0.1239 0.1755 0.1763 0.2011 0.181 0.2343 0.1871 0.1789 0.0924 0.0812 2007 0.1388 0.1665 0.1576 0.2365 0.1854 0.1882 0.0996 0.0899 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 2002 0.1311 0.1668 0.17 0.1563 0.1482 0.1361 0.1502 0.1308 0.0984 0.0756 0.0774 0.0794 0.0977 0.0882 0.0748 0.0799 0.0662 0.0522 0.0628 0.0635 0.0678 0.068 0.0555 0.0497 0.0276 0.0235 2003 0.1089 0.1051 0.1078 0.1409 0.1431 0.1517 0.096 0.1004 0.0914 0.1078 0.1227 0.1265 0.1121 0.1202 0.1006 0.0986 0.1019 0.1121 0.1134 0.1194 0.0989 0.09 0.0514 0.0428 2004 0.1487 0.1678 0.0978 0.1123 0.1036 0.1233 0.1348 0.1437 0.1252 0.1358 0.1147 0.1213 0.126 0.1336 0.1318 0.1461 0.1176 0.1109 0.0611 0.051 2005 0.113 0.144 0.1388 0.1852 0.1627 0.1798 0.143 0.1646 0.1653 0.184 0.1721 0.2079 0.1641 0.1553 0.0845 0.0716 2006 0.1477 0.1576 0.1239 0.1755 0.1763 0.2011 0.181 0.2343 0.1871 0.1789 0.0924 0.0812 2007 0.1388 0.1665 0.1576 0.2365 0.1854 0.1882 0.0996 0.0899 Use of forbearance as a collection tool peaked in early 2008, and has declined since, primarily as a result of restrictions on the length of forbearances granted The decline in forbearance is expected to result in increased delinquency and default in the near term but no long term increase in lifetime defaults Forbearance usage is typically highest when loans enter repayment, and declines as loans season

75 SLM Private Credit ABS Trusts: 90+ Day Delinquencies As expected, delinquency has increased in the current economic environment Upward trend in delinquencies for newer trusts is driven by a higher percentage of loans first entering repayment, when borrowers are most likely to become delinquent 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 2002 0.012 0.0054 0.0091 0.0077 0.0118 0.0121 0.0154 0.0155 0.0197 0.013 0.0137 0.0148 0.0076 0.0079 0.0084 0.0087 0.0079 0.0158 0.0092 0.008 0.008 0.0107 0.0097 0.0101 0.0144 0.0216 2003 0.003 0.0056 0.0089 0.0089 0.0141 0.0144 0.0184 0.0125 0.0162 0.0156 0.0074 0.0088 0.0103 0.0116 0.0117 0.0179 0.0136 0.0111 0.0126 0.0141 0.0124 0.0156 0.0179 0.0294 2004 0.0108 0.0126 0.0145 0.0121 0.0159 0.0145 0.0087 0.0096 0.0114 0.0145 0.0128 0.0183 0.0171 0.0146 0.0139 0.0166 0.0161 0.0181 0.0201 0.0324 2005 0.0028 0.0123 0.0052 0.008 0.0099 0.0137 0.0098 0.0159 0.0197 0.0203 0.0179 0.022 0.0223 0.0248 0.0234 0.0378 2006 0.009 0.0101 0.008 0.0113 0.0147 0.0162 0.0138 0.0201 0.0234 0.0262 0.0239 0.039 2007 0.0033 0.0041 0.0048 0.0094 0.0151 0.0183 0.02 0.03 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 2002 0.012 0.0054 0.0091 0.0077 0.0118 0.0121 0.0154 0.0155 0.0197 0.013 0.0137 0.0148 0.0076 0.0079 0.0084 0.0087 0.0079 0.0158 0.0092 0.008 0.008 0.0107 0.0097 0.0101 0.0144 0.0216 2003 0.003 0.0056 0.0089 0.0089 0.0141 0.0144 0.0184 0.0125 0.0162 0.0156 0.0074 0.0088 0.0103 0.0116 0.0117 0.0179 0.0136 0.0111 0.0126 0.0141 0.0124 0.0156 0.0179 0.0294 2004 0.0108 0.0126 0.0145 0.0121 0.0159 0.0145 0.0087 0.0096 0.0114 0.0145 0.0128 0.0183 0.0171 0.0146 0.0139 0.0166 0.0161 0.0181 0.0201 0.0324 2005 0.0028 0.0123 0.0052 0.008 0.0099 0.0137 0.0098 0.0159 0.0197 0.0203 0.0179 0.022 0.0223 0.0248 0.0234 0.0378 2006 0.009 0.0101 0.008 0.0113 0.0147 0.0162 0.0138 0.0201 0.0234 0.0262 0.0239 0.039 2007 0.0033 0.0041 0.0048 0.0094 0.0151 0.0183 0.02 0.03

76 SLM Private Credit ABS Trusts: Annualized Gross Charge-offs 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 2002 0.0002 0.0012 0.0032 0.0014 0.0022 0.0016 0.0069 0.0047 0.0091 0.0146 0.008 0.0199 0.0218 0.012 0.0084 0.0132 0.0132 0.0308 0.0302 0.027 0.0204 0.0251 0.0227 0.0237 0.0286 0.0329 2003 0.0004 0.0019 0.001 0.0011 0.0054 0.0056 0.0051 0.0075 0.0057 0.0143 0.0153 0.0087 0.0074 0.0116 0.0128 0.0337 0.0322 0.0335 0.0245 0.0343 0.0333 0.0298 0.0357 0.0401 2004 0.0018 0.0079 0.0036 0.0049 0.0043 0.008 0.0075 0.0062 0.0061 0.0075 0.0102 0.0327 0.0299 0.0337 0.0278 0.036 0.037 0.0356 0.0402 0.0426 2005 0.0015 0.0026 0.0033 0.0012 0.0038 0.0025 0.0033 0.0136 0.0175 0.0237 0.0254 0.0402 0.0419 0.0366 0.039 0.0445 2006 0.0016 0.0021 0.0027 0.0131 0.0135 0.0142 0.018 0.0248 0.0324 0.0349 0.0306 0.0385 2007 0.0065 0.0082 0.01 0.0137 0.0215 0.0261 0.0262 0.0352 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 2002 0.0002 0.0012 0.0032 0.0014 0.0022 0.0016 0.0069 0.0047 0.0091 0.0146 0.008 0.0199 0.0218 0.012 0.0084 0.0132 0.0132 0.0308 0.0302 0.027 0.0204 0.0251 0.0227 0.0237 0.0286 0.0329 2003 0.0004 0.0019 0.001 0.0011 0.0054 0.0056 0.0051 0.0075 0.0057 0.0143 0.0153 0.0087 0.0074 0.0116 0.0128 0.0337 0.0322 0.0335 0.0245 0.0343 0.0333 0.0298 0.0357 0.0401 2004 0.0018 0.0079 0.0036 0.0049 0.0043 0.008 0.0075 0.0062 0.0061 0.0075 0.0102 0.0327 0.0299 0.0337 0.0278 0.036 0.037 0.0356 0.0402 0.0426 2005 0.0015 0.0026 0.0033 0.0012 0.0038 0.0025 0.0033 0.0136 0.0175 0.0237 0.0254 0.0402 0.0419 0.0366 0.039 0.0445 2006 0.0016 0.0021 0.0027 0.0131 0.0135 0.0142 0.018 0.0248 0.0324 0.0349 0.0306 0.0385 2007 0.0065 0.0082 0.01 0.0137 0.0215 0.0261 0.0262 0.0352 Charge-off levels first increased in 2007 and have remained elevated through the economic downturn As is typical, more recent Trusts with a greater percentage of borrowers first entering repayment continue to exhibit higher charge-offs (1) For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option.

77 SLM Private Credit ABS Trusts: Historical Cumulative Gross Charge-Offs(1) 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 2002 0 0.0002 0.0006 0.0009 0.0012 0.0014 0.0026 0.0033 0.0049 0.0075 0.0089 0.0123 0.0159 0.0178 0.0192 0.0212 0.0233 0.0279 0.0323 0.0361 0.0388 0.0422 0.0451 0.0481 0.0518 0.056 2003 0 0.0001 0.0002 0.0003 0.0009 0.0015 0.0022 0.0033 0.0041 0.0061 0.0083 0.0096 0.0107 0.0123 0.0143 0.0192 0.0238 0.0284 0.0317 0.0362 0.0406 0.0446 0.0494 0.0548 2004 0.0001 0.0006 0.0009 0.0013 0.0018 0.0026 0.0035 0.0042 0.005 0.006 0.0074 0.012 0.0161 0.0206 0.0245 0.0293 0.0344 0.0393 0.0452 0.0514 2005 0.0001 0.0001 0.0003 0.0004 0.0007 0.0009 0.0013 0.0027 0.0046 0.0071 0.0102 0.0149 0.02 0.0247 0.0304 0.0371 2006 0 0.0001 0.0003 0.0012 0.0022 0.0033 0.005 0.0073 0.0107 0.0145 0.0187 0.0241 2007 0.0003 0.0007 0.0014 0.0023 0.004 0.0062 0.0092 0.0134 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 2002 0 0.0002 0.0006 0.0009 0.0012 0.0014 0.0026 0.0033 0.0049 0.0075 0.0089 0.0123 0.0159 0.0178 0.0192 0.0212 0.0233 0.0279 0.0323 0.0361 0.0388 0.0422 0.0451 0.0481 0.0518 0.056 2003 0 0.0001 0.0002 0.0003 0.0009 0.0015 0.0022 0.0033 0.0041 0.0061 0.0083 0.0096 0.0107 0.0123 0.0143 0.0192 0.0238 0.0284 0.0317 0.0362 0.0406 0.0446 0.0494 0.0548 2004 0.0001 0.0006 0.0009 0.0013 0.0018 0.0026 0.0035 0.0042 0.005 0.006 0.0074 0.012 0.0161 0.0206 0.0245 0.0293 0.0344 0.0393 0.0452 0.0514 2005 0.0001 0.0001 0.0003 0.0004 0.0007 0.0009 0.0013 0.0027 0.0046 0.0071 0.0102 0.0149 0.02 0.0247 0.0304 0.0371 2006 0 0.0001 0.0003 0.0012 0.0022 0.0033 0.005 0.0073 0.0107 0.0145 0.0187 0.0241 2007 0.0003 0.0007 0.0014 0.0023 0.004 0.0062 0.0092 0.0134 (1) For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option.

78 SLM Private Credit ABS Trusts Prepayment Analysis Historical SLM Private Credit ABS CPRs Constant prepayment rates increased in 2007 due to the introduction of Private Credit Consolidation loans, but then declined accordingly following SLM's decision to suspend its consolidation loan program 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 2002-A 0.02 0.01 0.01 0.01 0.01 0.02 0.02 0.03 0.04 0.05 0.07 0.05 0.06 0.07 0.09 0.08 0.11 0.11 0.09 0.07 0.08 0.0945 0.0636 0.0413 0.0473 2003-A 0.0236172 0.0209585 0.0213033 0.0220455 0.0266651 0.0260547 0.0330885 0.0388733 0.0594678 0.0468802 0.0474262 0.0590022 0.0766511 0.0620133 0.0898985 0.0930055 0.0822731 0.0571616 0.0651318 0.0938 0.0586 0.0482 0.0447 2003-B 0.0196991 0.0190606 0.0206465 0.0202833 0.0200219 0.0245259 0.0315476 0.0482446 0.0326783 0.039373 0.044897 0.0707957 0.0685625 0.1060034 0.0909016 0.083898 0.0585169 0.0683136 0.0937 0.054 0.0434 0.042 2003-C 0.0152843 0.0160452 0.014292 0.0180218 0.0179457 0.0283099 0.0361233 0.0304271 0.0367122 0.0447702 0.0722085 0.067429 0.1017183 0.0967132 0.0777458 0.057986 0.0766992 0.092 0.058 0.0429 0.0408 2004-A 0.0187456 0.0166026 0.0164751 0.029934 0.0322261 0.0245132 0.0307617 0.0418472 0.0692516 0.0711425 0.1100171 0.0959807 0.0898134 0.0642664 0.0778312 0.0992 0.0653 0.0523 0.0468 2004-B 0.0195699 0.0186244 0.0241702 0.0302471 0.0221029 0.0304168 0.03491 0.062598 0.068949 0.1246455 0.0951131 0.090922 0.0774936 0.106146 0.1023 0.0579 0.0397 0.0449 2005-A 0.0319776 0.022261 0.0243768 0.0328796 0.0597171 0.0610083 0.0990818 0.0793967 0.0819435 0.064987 0.1045868 0.1033 0.0572 0.0438 0.0457 2005-B 0.0242175 0.0279132 0.0573982 0.0555737 0.094908 0.0719371 0.073013 0.0529046 0.0893389 0.0782 0.0405 0.0297 0.0426 2006-A 0.0476348 0.0500356 0.0857629 0.0634152 0.0664913 0.0531197 0.084535 0.0687 0.036 0.0232 0.0356 2006-B 0.0447179 0.082504 0.0619091 0.0673478 0.0496674 0.0736355 0.0719 0.0388 0.0273 0.0331 2006-C 0.0677068 0.0683649 0.0645688 0.0526468 0.0767421 0.0719 0.038 0.0262 0.0396 2007-A 0.0552171 0.0457742 0.0630612 0.0559 0.0274 0.0185 0.0277

79 Appendix

80 GAAP to "Core Earnings" EPS Reconciliation

81 Additional Information Available at www.salliemae.com Additional Information Available at www.salliemae.com

82 Debt Investor Relations Contact Information Kenneth Fischbach Senior Vice President, Corporate Finance Sallie Mae, Inc. 12061 Bluemont Way Reston, VA 20190 703-984-6310 kenneth.fischbach@salliemae.com